EXHIBIT 32

SECTION 1350 CERTIFICATION

The undersigned hereby certify that this report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 15, 2004	By:	/s/ Roger E. Gower
Roger E. Gower
President and Chief Executive Officer

Dated: December 15, 2004	By:	/s/ Thomas P. Maun
Thomas P. Maun
Chief Financial Officer Chief Accounting Officer